Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203914

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 17, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT

(to prospectus dated May 6, 2015)

12,000,000 Shares

ENERGEN CORPORATION

Common Stock

We are offering 12,000,000 shares of our common stock, par value $0.01 per share.

The underwriter has agreed to purchase the shares of common stock from us at a price of $             per share, which will result in $             million of net proceeds to us before expenses. The underwriter may offer the common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “EGN.” The last reported sale price of our common stock on the NYSE on February 16, 2016 was $22.90 per share.

The underwriter has the option to purchase up to an additional 1,800,000 shares of our common stock on the same terms and conditions as set forth herein, within 30 days from the date of this prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” on page S-3 and the risk factors incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of our common stock on or about February     , 2016.

Credit Suisse

The date of this prospectus supplement is February     , 2016.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in each of this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any related free writing prospectus is accurate as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any related free writing prospectus when making your investment decision.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and certain other matters. The second part, the accompanying base prospectus dated May 6, 2015, provides more general information about the various securities that we may offer from time to time, some of which information may not apply to the offering. This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process.

In this prospectus supplement, the terms “Energen Corporation,” “Energen,” “the Company,” “we,” “us” and “our” refer to Energen Corporation and its consolidated subsidiaries unless we specify or the context clearly indicates otherwise. The term “Energen Resources” refers to our subsidiary, Energen Resources Corporation. The term “you” refers to those who invest in the securities offered by this prospectus, whether directly or indirectly.

Generally when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying base prospectus combined. If any of the information in this prospectus supplement is inconsistent with any of the information in the accompanying base prospectus, you should rely on the information in this prospectus supplement. You should carefully read this prospectus supplement, the accompanying base prospectus and the documents incorporated herein or therein by reference in their entirety. You should pay special attention to the “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 4 of the accompanying base prospectus and those incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 to determine whether an investment in our common stock is appropriate for you.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in documents incorporated herein by reference constitute forward-looking statements that express management’s expectations regarding future plans, objectives and performance of the Company and its subsidiaries. Such statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are noted in the Company’s disclosure as permitted by the Private Securities Litigation Reform Act of 1995.

All statements other than statements of historical fact included in this prospectus and the documents we incorporate by reference herein are forward-looking statements, including, among other things, statements about our expectations, beliefs, intentions or business strategies for the future, statements concerning our outlook with regard to the timing and amount of future production of oil, natural gas liquids and natural gas, price realizations, the nature and timing of capital expenditures for exploration and development, plans for funding operations and drilling program capital expenditures, the timing and success of specific projects, operating costs and other expenses, proved oil and natural gas reserves, liquidity and capital resources, outcomes and effects of litigation, claims and disputes and derivative activities. In particular, forward-looking statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “will” or other words or expressions concerning matters that are not historical facts. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this filing.

Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

•	volatility of oil, natural gas liquids and natural gas prices;

•	uncertainties about the estimates of our proved oil, natural gas liquids and natural gas reserves;

•	drilling risks;

•	risks associated with our concentration of operations in the Permian Basin of west Texas and New Mexico and the San Juan Basin in New Mexico;

•	competition in the oil and natural gas industry;

•	the adequacy of our capital resources, access to financing and liquidity;

•	operational risks including risks of personal injury, property damage and environmental damage;

•	changes in the regulatory environment at the federal, state, or local level and our ability to comply with regulations promulgated by the various regulatory bodies;

•	changes in and the effects of environmental and other governmental regulation that applies to our operations, including new legislation or regulation of hydraulic fracturing, water use and disposal, permitting, climate change and other legal requirements;

•	instability in the domestic and global capital and credit markets;

•	financial strength of the parties with whom we do business, including other working interest owners, providers of midstream services, providers of oilfield services, purchasers of our oil, natural gas liquids and natural gas and the counterparties to our derivative contracts;

•	changes in domestic and global economic and business conditions that impact the demand for oil, natural gas liquids and natural gas;

•	changes in domestic and global supplies of oil, natural gas and natural gas liquids arising from economic and business conditions (including actions by the Organization of the Petroleum Exporting Countries);

S-ii

•	uncertainties about our ability to successfully execute our business and financial plans and strategies, including but not limited to our ability to economically develop our proved oil, natural gas liquids and natural gas reserves and to replace those reserves as scheduled as well our ability to project future rates of production and the timing of development expenditures;

•	risks associated with our ability to execute on property acquisitions and divestitures including market liquidity, price levels, timing and financing associated with such transactions;

•	the effectiveness of and our ability to use derivative instruments as part of our risk management activities;

•	the costs and effects of litigation; and

•	acts of nature, sabotage, terrorism or other malicious intentional acts (including cyber-attacks), war and other similar acts that disrupt operations or cause damage greater than covered by insurance.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described on page S-3 of this prospectus supplement and, under Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2015. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements speak only as of the date they are made. Except as otherwise disclosed, the forward-looking statements do not reflect the impact of possible or pending acquisitions, investments, divestitures or restructurings. The absence of errors in input data, calculations and formulas used in estimates, assumptions and forecasts cannot be guaranteed. We do not undertake any obligation to correct or update any forward-looking statements whether as a result of new information, future events or otherwise.

S-iii

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” commencing on page S-3 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the year ended December 31, 2015, all of which are incorporated by reference in this prospectus supplement, for financial and other important information you should consider before investing in our common stock.

Energen Corporation

We are an independent energy company engaged in the exploration, development and production of oil, natural gas liquids and natural gas primarily in the Permian Basin in west Texas and the San Juan Basin in New Mexico. We conduct our operations through our subsidiary, Energen Resources. At December 31, 2015, our remaining San Juan Basin properties were classified as held for sale.

Our executive offices are located at 605 Richard Arrington Blvd. North, Birmingham, Alabama 35203, and our phone number is (205) 326-2700. Our website address is www.energen.com. Information on our website is not part of this prospectus supplement nor does this prospectus supplement incorporate by reference any of the Company’s website content.

The Offering

Issuer	Energen Corporation

Shares of Common Stock Offered	12,000,000 shares.

Option to Purchase Additional Shares	The underwriter also has the option to purchase up to an additional 1,800,000 shares from us on the same terms and conditions within 30 days from the date of this prospectus supplement.

Common Stock Outstanding Following this Offering(1)	90,884,190 shares (92,684,190 shares if the underwriter exercises its option to purchase additional shares in full).

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ million (or approximately $ million if the underwriter’s option to purchase additional shares is exercised in full) after deducting estimated offering expenses. We intend to use the net proceeds from this offering for the repayment of borrowings under our credit facility, funding of drilling and development activities and / or other general corporate purposes. An affiliate of the underwriter is a lender under our revolving credit facility and may receive a portion of the net proceeds from this offering in the form of the repayment of borrowings under such facility. For more information about our use of proceeds from this offering, see “Use of Proceeds.”

Risk Factors	An investment in our common stock involves certain risks. You should carefully consider the risks described in “Risk Factors” beginning on page S-3 of this prospectus supplement and in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement before making a decision to purchase the common stock offered hereby. Additional risks and uncertainties that we do not know about or that we currently believe are not material may also adversely affect our business, financial condition, results of operations and prospects.

Exchange Listing	Our common stock is listed on the NYSE under the symbol “EGN.”

(1)	Unless we indicate otherwise or the context otherwise requires, all of the information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares of our common stock. Additionally, the number of shares to be outstanding after this offering is based on 78,884,190 shares of our common stock issued and outstanding as of February 12, 2016 and excludes 1,640,179 shares that may be issued pursuant to outstanding awards under our equity compensation plans and 2,560,917 additional shares of common stock available for issuance under our existing equity compensation plans.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus and other information that may be incorporated by reference into this prospectus as provided under “Incorporation of Certain Documents by Reference,” including our Annual Report on Form 10-K for the year ended December 31, 2015. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors. If any of these risks occur, our business, financial condition or results of operation could be adversely affected. The following are risk factors specific to an investment in our common stock.

We recently announced the discontinuance of dividend payments and, therefore, only appreciation in the price of our common stock will provide a return to our stockholders.

Although we have paid cash dividends on our common stock in the past, in February 2016 our board of directors announced the discontinuance of dividend payments. We currently intend to retain future earnings and other cash resources, if any, for the operation and development of our business and do not anticipate paying cash dividends on our common stock in 2016. Any payment of future dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, cash requirements, future prospects and other considerations that our board of directors deems relevant.

The price of our common stock in this offering may not be indicative of the market price of our common stock after this offering and is likely to fluctuate in the future as a result of a number of factors.

The market price of our common stock has historically experienced and may continue to experience volatility. For example, during 2015, the market price of our common stock ranged between a low of $39.99 per share to a high of $77.12 per share, and as of February 16, 2016, the market price of our common stock has ranged between a low of $20.76 per share and a high of $42.76 in 2016. Such fluctuations may continue because of numerous factors, including:

•	the current level of oil, natural gas liquids and natural gas prices and uncertainty regarding changes in such prices;

•	uncertainty regarding domestic and worldwide supply of and demand for oil, natural gas liquids and natural gas and corresponding fluctuations in the price of oil, natural gas liquids and natural gas;

•	quarterly fluctuations in our operating results and those of our competitors;

•	changes in stock market analysts’ estimates of our future performance and the future performance of our competitors;

•	changes in analysts’ estimates of future oil, natural gas liquids and natural gas prices;

•	sales of a high volume of shares of our common stock by our shareholders;

•	events affecting other companies that the market deems comparable to us;

•	general conditions in our industry; and

•	general economic conditions in the United States and other areas.

Our financial position, our cash flows, our results of operations and our stock price could be materially adversely affected if commodity prices do not improve or if they decline further. In addition, in recent years the stock market has experienced substantial price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons potentially unrelated to their operating performance. Our stock price may experience substantial volatility due to uncertainty regarding commodity prices. These market fluctuations, regardless of the cause, may materially and adversely affect our stock price, regardless of our operating results.

There may be future dilution of our common stock, which could adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of our common stock up to the number of shares authorized in our restated certificate of incorporation, including securities that are convertible into, or exchangeable for, or that represent the right to receive, our common stock, except as described in this prospectus under “Underwriting,” as limited by the rules of the NYSE and so long as such issuance does not result in ownership by any person or group of capital stock representing more than 30% of the voting power represented by our issued and outstanding capital stock or otherwise constitute a change in control under the terms of our credit agreement. In the future, we may issue shares of our common stock to raise capital or acquire interests in other companies or property by using a combination of cash and our common stock or only our common stock. Any of these events may dilute your ownership interest in us, reduce our earnings per share and have an adverse effect on the price of our common stock. In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock.

Future sales of our common stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, the sales of such shares, or the perception that such sales may occur, could impair our ability to raise capital through the sale of additional common or preferred stock.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our board of directors is authorized to issue one or more series of preferred stock from time to time without any action on the part of our shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock in liquidation and with respect to dividends and other terms. If we issue preferred stock in the future that has a preference over our common stock in liquidation and with respect to the payment of dividends or other terms, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Provisions in our restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock.

Under our restated certificate of incorporation, our board of directors is authorized to issue shares of our common or preferred stock without approval of our shareholders. If our board of directors elects to issue additional shares, it could be more difficult for a third party to acquire us. Our restated certificate of incorporation also requires the approval of 80% of our outstanding voting stock for certain specified transactions or series of transactions with an “interested stockholder,” except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is approved by a majority of our “disinterested” board members. Our restated certificate of incorporation also provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and our restated certificate of incorporation and bylaws provide that the affirmative vote of holders of at least 80% of our stock then entitled to vote on the election of directors is required to remove a director or our entire board of directors from office. These provisions may deter hostile takeover attempts or otherwise discourage an acquisition of us, and thereby negatively affect the price that investors might be willing to pay in the future for our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $             million (or approximately $             million if the underwriter exercises its option to purchase additional shares in full) after deducting estimated offering expenses. We intend to use the net proceeds from this offering for the repayment of borrowings under our credit facility, funding of drilling and development activities and / or other general corporate purposes. Our revolving credit facility matures on August 30, 2019 and, as of February 15, 2016, the interest rate applicable to borrowings under our revolving credit facility was approximately 1.68% per annum.

An affiliate of the underwriter is a lender under our revolving credit facility and may receive a portion of the net proceeds from this offering in the form of the repayment of borrowings under such facility. For more information, see “Underwriting.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2015 on an actual basis and on an as adjusted basis to give effect to the issuance and sale of our common stock offered hereby and the application of the net proceeds therefrom, as described under “Use of Proceeds.” You should read this table in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of December 31, 2015
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents(1)	$1,272	$

Long-term debt
Credit facility(2)	222,500
7.40% Medium-term Notes, Series A, due July 24, 2017	2,000		2,000
7.36% Medium-term Notes, Series A, due July 24, 2017	15,000		15,000
7.23% Medium-term Notes, Series A, due July 28, 2017	2,000		2,000
7.32% Medium-term Notes, Series A, due July 28, 2022	20,000		20,000
7.60% Medium-term Notes, Series A, due July 26, 2027	5,000		5,000
7.35% Medium-term Notes, Series A, due July 28, 2027	10,000		10,000
7.125% Medium-term Notes, Series B, due February 15, 2028	100,000		100,000
4.625% Notes, due September 1, 2021 Unamortized debt discount	400,000 (413)		400,000 (413)

Total long-term debt	$776,087	$
Shareholders’ equity
Preferred stock, cumulative ($0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding)	—		—
Common stock ($0.01 par value; 150,000,000 shares authorized; 81,770,161 shares issued, actual, and 93,770,161 shares issued as adjusted)	818
Additional paid-in capital	979,030
Retained earnings	2,046,016
Accumulated other comprehensive income (loss), net of tax	263
Deferred compensation plan	1,965		2,862
Treasury stock (at cost; 3,026,350 shares)	(132,232)		(132,232)

Total shareholders’ equity	$2,895,860	$
Total capitalization	$3,671,947	$

(1)	As of February 15, 2016, we had cash and cash equivalents totaling approximately $1.3 million.
(2)	As of February 15, 2016, we had $266.5 million in borrowings outstanding under our credit facility.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NYSE under the ticker symbol “EGN.” The following table sets forth, for the periods indicated, the high and low sale prices per share for our common stock, as reported by the NYSE, and the amount of the cash dividend declared per share.

	Price range		Dividend paid per share
	High	Low
2016
First Quarter (through February 16, 2016)	$42.76	$20.76	$0.00

2015
Fourth Quarter	$61.98	$39.99	$0.02
Third Quarter	$69.11	$43.75	$0.02
Second Quarter	$77.12	$65.53	$0.02
First Quarter	$71.75	$57.71	$0.02

2014
Fourth Quarter	$73.21	$53.78	$0.02
Third Quarter	$90.50	$71.24	$0.15
Second Quarter	$90.66	$76.42	$0.15
First Quarter	$83.65	$65.35	$0.15

On February 16, 2016, the last sale price of our common stock, as reported on the NYSE, was $22.90 per share.

As of February 12, 2016, there were approximately 4,383 holders of record of our common stock. The number of record holders does not include holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security position listings maintained by depositories.

DIVIDEND POLICY

Although we have paid cash dividends on our common stock in the past, through and including a cash dividend of $0.02 per share on December 1, 2015, in February 2016 our board of directors announced the discontinuance of dividend payments. We currently intend to retain future earnings and other cash resources, if any, for the operation and development of our business and do not anticipate paying cash dividends on our common stock in 2016. Any payment of future dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, cash requirements, future prospects and other considerations that our board of directors deems relevant.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below), that holds our common stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States; and

•	persons who hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

We do not currently intend to pay any cash distributions on our common stock. However, in the event we make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying under penalty of perjury qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption prior to payment of the dividend. If the non-U.S. holder is a non-U.S. corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

Subject to the discussion below under “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	our common stock constitutes a U.S. real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses that are reflected on a timely-filed U.S. federal income tax return.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items) which will include such gain.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Because of the oil and natural gas properties and other real property assets we own, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be taxable on gain recognized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not regularly traded during the taxable year in which the relevant disposition by a non-U.S. holder occurs, such holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the

United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our common stock and on the gross proceeds from a disposition of our common stock (if such disposition occurs after December 31, 2018), in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying the direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

You are encouraged to consult with your own tax advisor regarding the implications of FATCA on an investment in our common stock.

U.S. Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder at the time of death generally will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate or other tax treaty provides otherwise.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME, ESTATE AND GIFT TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

Credit Suisse Securities (USA) LLC is acting as the book-running manager for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us and Credit Suisse Securities (USA) LLC, we have agreed to sell to Credit Suisse Securities (USA) LLC, and Credit Suisse Securities (USA) LLC has agreed to purchase from us, the shares of common stock in this offering.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the underwriter’s option to purchase additional shares described below.

We have granted the underwriter an option to purchase up to an additional 1,800,000 shares on the same terms and conditions as set forth herein, within 30 days from the date of this prospectus supplement.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter may receive from purchasers of the common stock normal brokerage commissions in amounts agreed with such purchasers. The underwriter may offer the common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common stock for whom they may act as agents or to whom they may sell as principal.

The expenses of the offering are estimated at $280,000 and are payable by us.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any shares of our common stock or securities convertible into, exchangeable for, exercisable for, or repayable with our common stock, for 75 days after the date of this prospectus (the “Lock-Up Period”) without first obtaining the written consent of Credit Suisse Securities (USA) LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such aforementioned transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC. In addition, we, our executive officers and directors agree not to make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock during the Lock-Up Period, without the prior written consent of Credit Suisse Securities (USA) LLC.

Any shares of our common stock received upon exercise of options or other securities of the Company and any shares of our common stock acquired in the open market will also be subject to these lock-up restrictions. These lock-up restrictions will not apply to (i) distributions or transfers of our common stock or any security convertible into our common stock to affiliates, limited partners or stockholders of a person subject to these lock-up restrictions or (ii) transfers of our common stock to a family member or trust.

Additionally, these lock-up restrictions shall not apply to (i) any exercise of options or vesting, distribution or exercise of any other equity-based rights, in each case, outstanding on the date of this prospectus supplement, and in each case under the Company’s equity incentive or deferred compensation plans (each, a “Plan”), provided that, any shares of our common stock received upon such exercise or vesting shall also be subject to these lock-up restrictions; (ii) shares of our common stock withheld in satisfaction of the exercise price or withholding tax obligations upon any distribution under the Company’s deferred compensation plan or the exercise of stock options under any Plan; and (iii) upon the approval of the Company, up to a maximum amount of 200,000 shares of our common stock sold, transferred or donated in an aggregate amount by all persons subject to these lock-up restrictions.

Credit Suisse Securities (USA) LLC, in its sole discretion, may release the shares of our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release the common stock and other securities from lock-up agreements, Credit Suisse Securities (USA) LLC will consider, among other factors, the holder’s reasons for requesting the release and the number of shares of common stock or other securities for which the release is being requested.

NYSE Listing

The shares are listed on the NYSE under the symbol “EGN.”

Stabilization

In connection with this offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in its option to purchase additional shares described above. In a naked short position, the number of shares involved is greater than the number of shares in such option. The underwriter may close out any covered short position by either exercising its option to purchase additional shares and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through its option to purchase additional shares. If the underwriter sells more shares than could be covered by its option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, an affiliate of Credit Suisse Securities (USA) LLC is a lender under our revolving credit facility and may receive a portion of the net proceeds from this offering in the form of the repayment of borrowings under such facility.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of the shares on behalf of the sellers or the underwriter.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Residents of Canada

The securities may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules and information incorporated by reference therein, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. Statements in the prospectus about documents and forms of documents establishing the terms of the offering securities are summaries. You should refer to the additional documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or any prospectus supplement, including any information incorporated by reference therein, relating to an offering of our securities.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of our offering of securities. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our annual report on Form 10-K for the year ended December 31, 2015;

•	Our current report on Form 8-K filed February 16, 2016; and

•	The description of our common stock contained in our registration statement on Form 8-A filed on July 10, 1998.

These documents contain important information about us and our financial condition.

You may obtain a copy of any of these filings, or any of our future filings, from us without charge by requesting it in writing or by telephone at the following address or telephone number:

J. David Woodruff

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Phone: (205) 326-2629

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP, Birmingham, Alabama, and for the underwriter by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying base prospectus by reference to the Annual Report on Form 10-K of Energen Corporation for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated into this prospectus supplement and the accompanying base prospectus regarding our total proved reserves was prepared by Energen Resources and audited by Ryder Scott Company, L.P. and Hickman McClaine and Associates, Inc., as stated in their respective letter reports thereon included therein, and are incorporated by reference in reliance upon the authority of said firms as experts in such matters.

PROSPECTUS

ENERGEN CORPORATION

Debt Securities

Common Stock

Preferred Stock

Purchase Contracts

Warrants

Units

We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts authorized from time to time. We will provide the specific terms of any offering of these securities in supplements to this prospectus at the time of the offering of the securities. In this prospectus, the term “securities” collectively refers to the securities listed above.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest.

Investing in these securities involves risk. You should carefully consider the risks described in the “Risk Factors” section in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q as well as those that may be included in the applicable prospectus supplement and other information included and incorporated by reference in this prospectus. Also, please read “Cautionary Statements Regarding Forward-Looking Statements” beginning on page 1 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “EGN.” There is no established public trading market for any of the other securities offered in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time who may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any such offer. For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to us.

The date of this prospectus is May 6, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (to which we sometimes refer as the “SEC”) using a “shelf” registration process. By using the shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings, up to an indeterminate total dollar amount. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities for sale, we will provide a supplement that will describe the specific information about the offering and the terms of the securities. A prospectus supplement also may add to, update or change the information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information contained in the documents to which we refer under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with any different information.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is only accurate as of the date of each such document, unless the information specifically indicates that another date applies. Our business, financial condition and results of operations may have changed since those dates.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, who may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to us and the trust, as applicable.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Additionally, shares of common stock may be offered and sold from time to time by a selling shareholder named in a prospectus supplement who has acquired, or will acquire, our common stock in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution.” Specific information with respect to any offer and sale by any selling shareholder will be set forth in the prospectus supplement relating to that transaction.

When used in this prospectus, the terms “Energen Corporation,” “Energen,” “the Company,” “we,” “us” and “our” refer to Energen Corporation and its consolidated subsidiaries unless we specify or the context clearly indicates otherwise. The term “Energen Resources” refers to our subsidiary, Energen Resources Corporation. The term “you” refers to those who invest in the securities offered by this prospectus, whether directly or indirectly.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any prospectus supplement and in documents incorporated herein by reference constitute forward-looking statements that express management’s expectations of future plans, objectives and performance of the Company and its subsidiaries. Such statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are noted in the Company’s disclosure as permitted by the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include, among other things, statements about our expectations, beliefs, intentions or business strategies for the future, statements concerning our outlook with regard to timing and amount of future production of oil, natural gas liquids and natural gas, price realizations, nature and timing of capital expenditures for exploration and development, plans for funding operations and drilling program capital expenditures, timing and success of specific projects, operating costs and other expenses, proved oil and natural gas reserves, liquidity and capital resources, outcomes and effects of litigation, claims and disputes and derivative activities. In particular, forward-looking statements may include words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “foresee”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “seek”, “will” or other words or expressions concerning matters that are not historical facts. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this filing.

Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

•	volatility of oil, natural gas liquids and natural gas prices;

•	uncertainties about the estimates of our proved oil, natural gas liquids and natural gas reserves;

•	drilling risks;

•	risks associated with our concentration of operations in the Permian Basin of west Texas and New Mexico and the San Juan Basin in New Mexico;

•	competition in the oil and natural gas industry;

•	the adequacy of our capital resources, access to financing and liquidity;

•	operational risks including risks of personal injury, property damage and environmental damage;

•	changes in the regulatory environment at the federal, state, or local level and our ability to comply with regulations promulgated by the various regulatory bodies;

•	changes in and the effects of environmental and other governmental regulation that applies to our operations, including new legislation or regulation of hydraulic fracturing, water use and disposal, permitting and other legal requirements;

•	instability in the domestic and global capital and credit markets;

•	financial strength of the purchasers of our oil and the counterparties to our derivative contracts;

•	changes in domestic and global economic and business conditions that impact the demand for oil, natural gas liquids and natural gas;

•	the availability, capacity and cost of oilfield equipment, pipeline and transportation facilities, gathering and processing facilities, supplies and services;

•	uncertainties about our ability to successfully execute our business and financial plans and strategies, including but not limited to our ability to economically develop our proved oil, natural gas liquids and natural gas reserves and to replace those reserves as scheduled as well our ability to project future rates of production and the timing of development expenditures;

•	the effectiveness of and our ability to use derivative instruments as part of our risk management activities;

•	the costs and effects of litigation; and

•	acts of nature, sabotage, terrorism or other malicious intentional acts (including cyber-attacks), war and other similar acts that disrupt operations or cause damage greater than covered by insurance.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under Item 1A, Risk Factors, in our Annual Reports on Form 10-K, and any updates to those risk factors included in our Quarterly Reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made. Except as otherwise disclosed, the forward-looking statements do not reflect the impact of possible or pending acquisitions, investments, divestitures or restructurings. The absence of errors in input data, calculations and formulas used in estimates, assumptions and forecasts cannot be guaranteed. We do not undertake any obligation to correct or update any forward-looking statements whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus and other information that may be incorporated by reference into this prospectus or any prospectus supplement as provided under “Incorporation of Certain Documents by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. Statements in the prospectus about documents and forms of documents establishing the terms of the offering securities are summaries. You should refer to the additional documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or any prospectus supplement relating to an offering of our securities.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of our offering of securities. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our annual report on Form 10-K for the year ended December 31, 2014;

•	Our proxy statement dated March 18, 2015; and

•	Our current reports on Form 8-K filed April 20, 2015 and May 1, 2015.

These documents contain important information about us and our financial condition.

You may obtain a copy of any of these filings, or any of our future filings, from us without charge by requesting it in writing or by telephone at the following address or telephone number:

J. David Woodruff

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Phone: (205) 326-2629

ENERGEN CORPORATION

Energen is an independent energy company engaged in the exploration, development and production of oil, natural gas and natural gas liquids primarily in the Permian Basin in west Texas and the San Juan Basin in New Mexico. We conduct our operations through our subsidiary, Energen Resources.

Our executive offices are located at 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203, and our telephone number is (205) 326-2700. Our website is www.energen.com. Information on our website is not part of this prospectus nor does this prospectus incorporate by reference any of the Company’s website content.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the five most recently completed fiscal years. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements including the notes to those financial statements incorporated by reference into this prospectus.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)	4.06	5.50	6.83	8.48	10.09

(1)	The ratios of earnings to fixed charges were computed by dividing earnings as adjusted for fixed charges. For this purpose, earnings represent net income applicable to common stock plus applicable income taxes and fixed charges. Fixed charges represent interest expense, capitalized interest, amortization of debt expense, and one-third of lease payments relating to operating leases considered to represent interest expense.

USE OF PROCEEDS

Except as we may otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to which this prospectus relates offered by us for:

•	general corporate and working capital purposes;

•	making investments in, or loans to, our subsidiaries;

•	repaying existing indebtedness, including our outstanding debt securities and short-term debt; and

•	acquiring assets or companies in businesses related to ours, including acquiring oil and natural gas properties.

When a particular series of securities is offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay indebtedness until they are used for their stated purpose.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series;

•	preferred stock;

•	common stock;

•	purchase contracts;

•	warrants; and

•	units.

We will determine when we sell securities the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Prospectus Supplements

This prospectus provides you with a general description of the types of securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to or change information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus.

In each prospectus supplement, which will be attached to the front of this prospectus, we will include the following information:

•	the type and amount of securities which we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	if applicable, information about the securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities, where appropriate; and

•	any other material information about the offering and sale of the securities.

For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and any prospectus supplement, together with additional information to which we refer under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

DESCRIPTION OF DEBT SECURITIES

In this description of our debt securities, references to “us,” “we,” or “our” refer only to Energen Corporation and not to Energen Corporation and its consolidated subsidiaries.

We may issue debt securities from time to time in one or more series. The debt securities will be our obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, a document called an “indenture” will govern any debt securities that we issue. An indenture is a contract between us and a financial institution acting as trustee on your behalf. Although we currently have outstanding debt securities issued pursuant to an Indenture, dated September 1, 1996, with The Bank of New York, prior to issuing any debt securities through this prospectus we will enter into another indenture with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939. A successor trustee may be appointed in accordance with the terms of the applicable indenture.

Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the price or prices at which the debt securities will be issued;

•	the person or persons entitled to receive interest payments, if other than the person who is the registered holder;

•	the date or dates on which the principal of the debt securities is payable;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;

•	the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined, and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

•	the place or places of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

•	any events or circumstances that would constitute an event of default;

•	any covenants applicable to the debt securities;

•	whether any portion of the debt securities may be issued as a global security or securities, and, if so, the depositary for such global securities and the terms and conditions, if any, on which interests in such global securities may be exchanged for the individual securities represented by such global securities;

•	the currency or currencies, including composite currencies, in which the principal, premium and interest on the debt securities is payable (if other than the currency of the United States);

•	if the principal, premium or interest on the debt securities is payable, either at our election or at the election of a holder of the debt securities, in a currency other than that in which the debt securities are normally payable, the periods for, and the terms and conditions of, making such an election;

•	if the principal, premium or interest on the debt securities is payable, either at our election or at the election of a holder of the debt securities, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	any index used to determine the amount of payment of principal of, and premium, if any, and any interest on the debt securities;

•	if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

•	the terms, if any, pursuant to which the debt securities may be converted into or exchanged for our capital stock or other securities;

•	the obligations or instruments which we may use to effect defeasance or covenant defeasance for debt securities which are denominated in any currency (including composite currencies) other than United States Dollars, and any additional or alternative provisions for the reinstating of our indebtedness in respect of those debt securities after they have been deemed paid; and

•	any other terms and provisions of the debt securities.

Any indenture for the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

Any indenture and the provisions of The Trust Indenture Act of 1939 incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of The Trust Indenture Act of 1939), it must eliminate such conflicting interest or resign.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiary, Energen Resources, and, as a result, we depend on the earnings and cash flow of and dividends or distributions from our subsidiaries to provide the funds necessary to meet our debt and contractual obligations. Furthermore, our obligations under our $2.0 billion syndicated credit facility are unconditionally guaranteed by Energen Resources and, subject to release of collateral upon the achievement of certain investment grade ratings from designated rating agencies, our $2.0 billion credit facility is collateralized by certain of our assets, including a pledge of equity interests in our subsidiaries other than Energen Resources, and by mortgages on substantially all of Energen Resources’ oil and natural gas properties. We are also bound by covenants which limit our ability to incur additional indebtedness, make certain distributions or alter our corporate structure. Energen may not pay dividends during an event of default, if the payment would result in an event of default or if availability is less than 10 percent of the loan limit under the credit facility.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the debt securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, of which 76,051,599 shares were issued at March 31, 2015, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. The following description of our capital stock and related matters is qualified in its entirety by reference to our restated certificate of incorporation and our bylaws.

The following summary describes elements of our restated certificate of incorporation and bylaws.

Common Stock

General. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of our common stock do not have cumulative voting rights in the election of directors. Holders of our common stock are entitled to receive a dividend if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below. Upon liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of the assets available for distribution to our shareholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any of our outstanding preferred stock. Our common stock has no preemptive or conversion rights and is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. Holders of our common stock do not have any right to subscribe for any additional securities which we may issue.

Special Vote Requirements for Certain Transactions. Our restated certificate of incorporation provides that certain specified transactions or series of transactions with an “interested stockholder” require approval by the vote of the holders of at least 80% of the then outstanding shares of our voting stock, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is approved by a majority of our “disinterested” board members. A board member is considered disinterested if such member is neither affiliated with, nor a nominee of, the “interested stockholder” and was a board member prior to the time the “interested stockholder” became an “interested stockholder” (or the duly elected successor to such board member). The specified transactions include:

•	our merger or consolidation, or the merger and consolidation of any of our subsidiaries, with or into an “interested stockholder” or an affiliate of an “interested stockholder”;

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets with a value of $1,000,000 or more to an “interested stockholder” or an affiliate of an “interested stockholder”;

•	the issuance or transfer of our stock or other securities to an “interested stockholder” or an affiliate of an “interested stockholder” in exchange for cash, securities or other property having a value of $1,000,000 or more;

•	our adoption of any liquidation or dissolution proposal suggested by or on behalf of an “interested stockholder”; or

•	any reclassification of securities, recapitalization, merger or consolidation which has the effect of increasing an “interested stockholder’s” proportionate share of our outstanding equity securities.

Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns 10% or more of our voting stock.

Provisions with respect to our Board of Directors. Our restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our board. At least two annual meetings must be held before a majority of our board of directors can be changed.

A majority of our remaining directors may fill vacancies on our board, other than those caused by an increase in the number of directors. Any director elected to fill such a vacancy is elected to serve until the next annual meeting of our shareholders. Any directorship to be filled as a result of an increase in the number of directors may only be filled by election at an annual meeting or at a special meeting of shareholders called for such purpose unless Alabama law at such time permits the vacancy to be filled by a majority of the remaining directors, which Alabama law presently permits. Our bylaws, as amended through July 23, 2008, include advance notice requirements for shareholders who wish to nominate directors or bring other business before an annual or a special meeting of shareholders.

Unless otherwise provided in a corporation’s charter, Alabama law provides that a director, or the entire board of directors, may be removed by the shareholders at a meeting of shareholders expressly called for that purpose with or without cause by an affirmative vote of holders of a majority of the stock of the corporation then entitled to vote on election of directors. However, our restated certificate of incorporation and bylaws provide that the affirmative vote of holders of at least 80% of our stock then entitled to vote on election of directors is required to remove a director or our entire board of directors from office.

Amendment. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our voting stock to amend certain provisions of our restated certificate of incorporation, including those provisions dealing with the transactions described above in “Special Vote Requirements for Certain Transactions” and dividing our board of directors into classes.

Possible Effects of Special Provisions. The provisions of our restated certificate of incorporation described above have the effect of making it more difficult to change our board of directors and may make our board of directors less responsive to shareholder control. Certain of these provisions also may tend to discourage attempts by third parties to acquire us due to the additional time and expense involved and the greater possibility of failure. As a result, these provisions may decrease the likelihood of our acquisition by a potential purchaser or may decrease the price a potential purchaser would be willing to pay for our capital stock.

Registrar and Transfer Agent. The registrar and transfer agent for our common stock is Computershare Shareowner Services LLC.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “EGN.”

Preferred Stock

General. Our restated certificate of incorporation authorizes our board of directors to issue up to 5,000,000 shares of preferred stock, in one or more series, without further action by our shareholders. Our board must set forth the designations, preferences and other rights, including voting rights, if any, in resolutions providing for the issuance of the preferred stock. We cannot determine what effect, if any, the authorization and issuance of preferred stock would have upon holders of our common stock until our board specifies the attributes of the preferred stock and the rights of the holders of the preferred stock. We anticipate that such effects may include:

•	restrictions on dividends paid to holders of our common stock if we have not paid dividends on our preferred stock;

•	dilution of the voting power of our common stock to the extent our preferred stock is issued with voting rights, or is convertible into common stock;

•	dilution of the equity interest of our common stock, unless we redeem our preferred stock; and

•	limitations on the rights of holders of our common stock to share in our assets upon liquidation until we satisfy any liquidation preference granted to holders of our preferred stock.

Although our ability to issue preferred stock provides us with flexibility in connection with possible acquisitions and other corporate purposes, we could issue preferred stock as a means of impeding an attempt by a third party to acquire a majority of our outstanding voting stock.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms of the purchase contracts that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each purchase contract. The applicable prospectus supplement may add, update or change the terms and conditions of the purchase contracts as described in this prospectus.

General

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by Energen, a basket of our securities, an index or indices of our securities or securities issued by third parties or any combination of the above as specified in the applicable prospectus supplement or in an amendment to the registration statement of which this prospectus forms a part.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may issue purchase contracts that contain conversion features. A purchase contract may provide, however, that we may satisfy our obligations, if any, with respect to such contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiary, Energen Resources, and, as a result, we depend on the earnings and cash flow of and dividends or distributions from Energen Resources to provide the funds necessary to meet our debt and contractual obligations. Furthermore, our obligations under our $2.0 billion syndicated credit facility are unconditionally guaranteed by Energen Resources and, subject to release of collateral upon the achievement of certain investment grade ratings from designated rating agencies, our $2.0 billion credit facility is collateralized by certain of our assets, including a pledge of equity interests in our subsidiaries other than Energen Resources, and by mortgages on substantially all of Energen Resources’ oil and natural gas properties. We are also bound by covenants which limit our ability to incur additional indebtedness, make certain distributions or alter our corporate structure. Energen may not pay dividends during an event of default, if the payment would result in an event of default or if availability is less than 10 percent of the loan limit under the credit facility.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the purchase contracts.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each warrant. The applicable prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices (such as LIBOR, the S&P 500 or other published statistical measure), or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and, in most cases, a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt and Equity Warrants

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price of the warrants;

•	any provisions for adjustment of the number or amount of securities or other rights receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Each warrant will entitle the holder of warrants to purchase the amount of securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as possible, forward the securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiary, Energen Resources, and, as a result, we depend on the earnings and cash flow of and dividends or distributions from our subsidiaries to provide the funds necessary to meet our debt and contractual obligations. Furthermore, our obligations under our $2.0 billion syndicated credit facility are unconditionally guaranteed by Energen Resources and, subject to release of collateral upon the achievement of certain investment grade ratings from designated rating agencies, our $2.0 billion credit facility is collateralized by certain of our assets, including a pledge of equity interests in our subsidiaries other than Energen Resources, and by mortgages on substantially all of Energen Resources’ oil and natural gas properties. We are also bound by covenants which limit our ability to incur additional indebtedness, make certain distributions or alter our corporate structure. Energen may not pay dividends during an event of default, if the payment would result in an event of default or if availability is less than 10 percent of the loan limit under the credit facility.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the warrants.

DESCRIPTION OF UNITS

This section describes the general terms of the units that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each unit. The applicable prospectus supplement may add, update or change the terms and conditions of the units as described in this prospectus.

General

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiary, Energen Resources, and, as a result, we depend on the earnings and cash flow of and dividends or distributions from our subsidiaries to provide the funds necessary to meet our debt and contractual obligations. Furthermore, our obligations under our $2.0 billion syndicated credit facility are unconditionally guaranteed by Energen Resources and, subject to release of collateral upon the achievement of certain investment grade ratings from designated rating agencies, our $2.0 billion credit facility is collateralized by certain of our assets, including a pledge of equity interests in our subsidiaries other than Energen Resources, and by mortgages on substantially all of Energen Resources’ oil and natural gas properties. We are also bound by covenants which limit our ability to incur additional indebtedness, make certain distributions or alter our corporate structure. Energen may not pay dividends during an event of default, if the payment would result in an event of default or if availability is less than 10 percent of the loan limit under the credit facility.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and a prospectus supplement as follows:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers or a single purchaser; or

•	through a combination of any such methods of sale.

We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities in one or more transactions, including:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, underwriters or dealers;

•	the public offering or purchase price and the proceeds to us from such sale;

•	any compensation to underwriters, agents or dealers in the form of underwriting discounts, commissions or fees; and

•	any securities exchanges on which the securities will be listed.

If any securities are sold through agents, underwriters or dealers designated by us from time to time, the prospectus supplement will name such agents, underwriters or dealers, set forth any compensation payable by us to such agents, underwriters or dealers and set forth the obligations of such agents, underwriters and dealers with respect to the securities. We may agree to enter into an agreement to indemnify the agents, dealers and underwriters against certain civil liabilities, including liabilities under the Securities Act.

Certain persons participating in an offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, we may enter into derivative or other hedging transactions with financial institutions that may, in turn, engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in performance of our obligations, the pledges or secured parties may offer and sell the common stock from time to time pursuant to this prospectus and an applicable prospectus supplement.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one of more of our affiliates in the ordinary course of business.

The only class of securities for which there is an established trading market is our common stock. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange. We can give no assurance as to the liquidity of or the existence of trading markets for debt securities.

Common Stock offered by a Selling Shareholder

At our election, shares of common stock may be offered and sold by any selling shareholder who has acquired common stock from us in transactions that were not registered under the Securities Act. Sales of shares of common stock by a selling shareholder may be effected from time to time in one or more of the following transactions:

•	through broker-dealers, acting as agents in transactions (which may involve block transactions), in special offerings, on any exchange where common stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

•	to underwriters who will acquire the shares of common stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);

•	directly or through broker-dealers or agents in private sales at negotiated prices;

•	to lenders when pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder;

•	through short sales, option exercises or other derivative transactions; or

•	by any other legally available means.

Also, offers to purchase shares may be solicited by agents designated by any selling shareholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire shares of common stock from selling shareholders to be sold on a delayed or contingent basis.

Any selling shareholder and any agents or broker-dealers that participate with such selling shareholder in the distribution of any of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of shares of our common stock by any selling shareholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling shareholder, the manner in which the selling shareholder acquired the common stock from us, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

LEGAL MATTERS

Bradley Arant Boult Cummings LLP, Birmingham, Alabama, has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We filed this opinion as an exhibit to the registration statement of which this prospectus is a part. As of the date of this prospectus, the partners and associates of Bradley Arant Boult Cummings LLP participating in the preparation of this prospectus and the registration statement to which it relates hold shares of our outstanding common stock with a fair market value in excess of $50,000 in the aggregate. We will name, in the prospectus supplement relating to an offering, any law firm that will pass upon certain matters related to the securities being offered by this prospectus for any underwriters, dealers or agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Energen Corporation for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated into this prospectus regarding our total proved resources was prepared by Energen Resources and reviewed by Ryder Scott Company Petroleum Engineers and T. Scott Hickman & Associates, Inc., as stated in their respective letter reports thereon included therein, and are incorporated by reference in reliance upon the authority of said firms as experts in such matters.

ENERGEN CORPORATION